UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 3, 2017, in connection with a previously announced private offering, TPG Specialty Lending, Inc. (“the Company”) issued an additional $15 million aggregate principal amount of 4.50% Convertible Senior Notes due 2022 (the “Convertible Senior Notes”), pursuant to the exercise in full of the over-allotment option to purchase additional Convertible Senior Notes granted to the initial purchasers in connection with the offering. The Convertible Senior Notes were issued pursuant to an Indenture, dated February 1, 2017 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

See Item 1.01 of the Company’s Current Report on Form 8-K, filed on February 1, 2017, which is incorporated herein by reference, for a description of the Indenture and the Convertible Senior Notes.

The Company offered and sold the Convertible Senior Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Convertible Senior Notes.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 3.02 – Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: February 3, 2017	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer